UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intelligent Bio Solutions Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Intelligent Bio Solutions Inc.

135 West, 41st Street, 5th Floor

New York, NY 10036

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2025

Explanatory Note

On April 1, 2025, Intelligent Bio Solutions Inc. (the “Company”) filed its definitive proxy statement (as updated by the supplement to the proxy statement filed by the Company on April 28, 2025, the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 8, 2025, at 3:30 p.m. Eastern Time (the “Annual Meeting”).

The Company is filing this supplement to the Proxy Statement (this “Supplement”) solely for the purpose of including the required Inline XBRL tagging of certain disclosures in the Proxy Statement found under the heading “Policy with Respect to Insider Trading and Hedging Transactions” (on page 12 of the Proxy Statement) and “Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information” (on page 18 of the Proxy Statement), which Inline XBRL tagging was inadvertently omitted. Other than the inclusion of Inline XBRL tagging, which revisions are set forth below, no other information in the Proxy Statement has been revised, supplemented, updated or amended by this Supplement.

This Supplement should be read in conjunction with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Proxy Statement.

Supplement

Policy with Respect to Insider Trading and Hedging Transactions

We have adopted an Insider Trading Policy that provides guidance to employees (including officers) and directors with respect to transactions in the Company’s securities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company. The policy also prohibits directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval. It is also the Company’s policy to comply with all applicable securities laws when transacting in its own securities.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, stock appreciation rights, or option-like instruments (collectively, “Option-Like Awards”) in anticipation of the release of material nonpublic information and we do not time the public release of such information based on the grant dates of Option-Like Awards. During the last completed fiscal year, we have not awarded Option-Like Awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.